CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Invesco High Income Trust II of our report dated April 27, 2018, relating to the financial statements and financial highlights, which appears in Invesco High Income Trust II’s Annual Report on Form N-CSR for the year ended February 28, 2018. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Senior Securities” in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, TX

June 25, 2018